Exhibit 99.1

Verastem Appoints Daniel Paterson as Chief Operating Officer

BOSTON, MA — December 18, 2014 — Verastem, Inc. (NASDAQ: VSTM), focused on discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells, today announced that Daniel Paterson, Chief Business Officer, has been appointed to the role of Chief Operating Officer, effective December 12, 2014.

“On behalf of the Board of Directors and the entire management team, we wholeheartedly congratulate Dan on his promotion to Chief Operating Officer,” said Robert Forrester, Verastem President and Chief Executive Officer. “Dan has been instrumental in building a promising portfolio of product candidates; including our lead product VS-6063 which is in development in 12 countries. We look forward to his continued contributions in his new role.”

“We have made significant progress in recent years, and we look forward to further building on this momentum as we execute our ongoing clinical studies for VS-6063, VS-4718 and VS-5584,” said Mr. Paterson. “Our goal is to demonstrate the clinical utility of our programs, solidify our position at the forefront of cancer stem cell research and deliver new drugs for patients with cancer worldwide.”

Mr. Paterson has served as the Company’s Chief Business Officer since July 2013 and as its Vice President, Head of Corporate Development and Diagnostics from March 2012 until July 2013. Prior to March 2012, he served as a consultant to Verastem from its foundation. From 2009 through 2010, Mr. Paterson was the COO of On-Q-ity following its acquisition of The DNA Repair Company where he was the CEO and President from 2006. Prior to DNA Repair, Mr. Paterson was Head of Global Strategy for Specialty Market and Patient-Level Data at IMS Health after playing a key role in the acquisition of PharMetrics by IMS Health as VP, Marketing and Corporate Development. He also served as a member of the founding management teams at CareTools, a healthcare information systems company, OnCare, an oncology physician practice management company, and Axion, an oncology pharmaceutical and clinical service firm that was acquired by Bristol Myers Squibb.

About Verastem, Inc.

Verastem, Inc. (NASDAQ:VSTM) is discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells. Cancer stem cells are an underlying cause of tumor recurrence and metastasis. Verastem is developing small molecule inhibitors of signaling pathways that are critical to cancer stem cell survival and proliferation: FAK, PI3K/mTOR and Wnt. For more information, please visit www.verastem.com.

Forward-looking statements:

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development and activity of the Company’s product candidates, VS-6063, or defactinib, VS-4718 and VS-5584, and the Company’s FAK and PI3K/mTOR programs generally, the timeline for clinical development and regulatory approval of the Company’s product candidates, and the structure of the Company’s planned or pending clinical trials. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the preclinical testing of the Company’s product candidates and preliminary or interim data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when we expect it to be, that the Company will be unable to successfully complete the clinical development of its product candidates, that the development of the Company’s product candidates will take longer or cost more than planned, and that the Company’s product candidates will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and in any subsequent SEC filings. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Contact Verastem, Inc.

Brian Sullivan, 781-292-4214

bsullivan@verastem.com